SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                         ______________

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported):  March 16, 2000

                           SWANK, INC.
     (Exact Name of Registrant as Specified in its Charter)


Delaware                  1-5354                  04-1886990
(State or Other    (Commission File Number)   (I.R.S. Employer
Jurisdiction of                                Identification No.)
Incorporation)


         6 Hazel Street
      Attleboro, Massachusetts                         02703
(Address of Principal Executive Offices)             (Zip Code)


(Registrant's telephone number, including area code): (508) 222-3400


                        Not Applicable
(Former Name or Former Address, if Changed Since Last Report)


Item 5.   Other Events.

     On March 16, 2000, Swank, Inc. (the "Company") issued a press release announcing, among other things, that as part of its ongoing program to reduce costs and increase profitability while maintaining the Company's high quality production standards, the Company intends to cease manufacturing operations at its jewelry production facility in Attleboro, Massachusetts. The Company indicated that it has already transferred certain of its women's jewelry production to third party vendors and to its majority-owned subsidiary, Joyas y Cueros de Costa Rica, S.A. The press release indicated that manufacturing operations at Attleboro will cease following the orderly transition of merchandise requirements to Joyas y Cueros and the Company's other resources, which is expected to be completed during the second quarter of 2000, and that in connection with the closure, the Company will take a charge against pretax earnings of approximately $1,400,000 to $1,600,000 in the first quarter of 2000 to cover employee severance and related costs and expenses. Additional expenses associated with the write-down of certain inventory, currently estimated at $550,000, are also likely to be incurred in fiscal 2000 as the Company completes the process of resourcing its remaining merchandise requirements.

     A copy of the press release, which is incorporated by reference herein and made a part hereof, is filed with this Current Report on Form 8-K as Exhibit 99.

Item 7.   Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits.

     Exhibit No.    Description

      99            Press Release of the Company dated March 16, 2000.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2000                    SWANK, INC.


                                  By: /s/ John Tulin
                                  John Tulin, President


                          EXHIBIT INDEX


     Exhibit No.    Description

     99             Press Release of the Company dated March 16, 2000